Exhibit 99.1
N E W S R E L E A S E     MEDIA CONTACT
Amy Baker
VP, Corporate Communications and
    Marketing
MVB Financial Corp.
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Financial Corp. Commences Modified Dutch Auction Tender Offer to Repurchase up to $45.0 Million of its Common Stock

FAIRMONT, W. Va. (November 17, 2020) — MVB Financial Corp. (NASDAQ: MVBF) (“MVB” or the “Company”) announced today that it has commenced a modified “Dutch auction” tender offer (the “Tender Offer”) to purchase, for cash, up to $45.0 million of its common stock (the “Common Stock”) at a price per share not less than $18.00 and not greater than $20.25, less any applicable withholding taxes and without interest. The Company intends to purchase the shares using available cash on hand and proceeds from an anticipated private placement of subordinated notes to certain institutional accredited investors. On November 16, 2020, the closing price of the Common Stock was $18.50 per share. The Tender Offer will expire at 5:00 p.m., New York City time, at the end of the day on December 18, 2020, unless extended or terminated.

If the Tender Offer is fully subscribed, the Company will purchase between 2,222,222 shares and 2,500,000 shares, or between 18.8% and 21.2%, respectively, of the outstanding Common Stock as of November 5, 2020. Any shares tendered may be withdrawn prior to expiration of the Tender Offer. Stockholders that do not wish to participate in the Tender Offer do not need to take any action. The Company is pursuing the Tender Offer in part as a means to provide a return of capital option to existing investors as the Company continues to evolve its primary business strategy from a traditional community banking model to a technology driven financial services

Exhibit 99.1
provider. None of our directors or executive officers will tender any of their shares in the Tender Offer.

A modified “Dutch auction” tender offer allows stockholders to indicate how many shares of Common Stock and at what price within the range described above they wish to tender their shares. Based on the number of shares tendered and the prices specified by the tendering stockholders, the Company will determine the lowest per-share price that will enable it to acquire up to $45.0 million of Common Stock. All shares accepted in the Tender Offer will be purchased at the same price even if tendered at a lower price.

To tender shares of Common Stock, stockholders must follow the instructions described in the “Offer to Purchase” and the “Letter of Transmittal” that the Company is filing with the U.S. Securities and Exchange Commission (“SEC”). These documents contain important information about the terms and conditions of the Tender Offer.

The Tender Offer will not be contingent upon any minimum number of shares being tendered. The Tender Offer will, however, be subject to other conditions, which will be disclosed in the Offer to Purchase. The Company’s Board of Directors (the “Board”) believes that a modified “Dutch auction” tender offer is an efficient mechanism that will provide all stockholders with the opportunity to tender all or a portion of their shares. In the future, the Board may consider additional tender offer(s) or other measures to enhance stockholder value based on a variety of factors, including the market price of the Common Stock.

The Board has authorized the Tender Offer. However, none of the Company, the Board, the dealer manager, the information agent, the depositary or any of their respective affiliates are making any recommendation to stockholders as to whether to tender or refrain from tendering their shares in the Tender Offer or as to the price at which stockholders may choose to tender their shares. No person is authorized to make any such recommendation. Stockholders must decide how many shares they will tender, if any, and the price within the stated range at which they will offer their shares for purchase. In doing so, stockholders should read carefully the information in, or incorporated by reference in, the Offer to Purchase and the Letter of Transmittal (as they may be amended or supplemented), including the purposes and effects of the Tender Offer. It is recommended that Stockholders discuss their decisions with their own tax advisors, financial advisors and/or brokers.

Exhibit 99.1

Raymond James & Associates, Inc. is acting as dealer manager for the Tender Offer. The information agent for the Tender Offer is Georgeson LLC, and the depositary is Computershare Trust Company, N.A. The Offer to Purchase, the Letter of Transmittal and related documents will be mailed to registered holders. Beneficial holders will receive the Offer to Purchase and a communication from their bank, broker or custodian. For questions and information, please call the information agent toll-free at (800) 733-6198.

Certain Information Regarding the Tender Offer

The information in this press release describing the Tender Offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of Common Stock in the Tender Offer or an offer to sell or the solicitation of an offer to purchase any new securities. The Tender Offer is being made only pursuant to the Offer to Purchase and the related materials that the Company is filing with the SEC, and will distribute to its stockholders, as such materials may be amended or supplemented. Stockholders should read such Offer to Purchase and related materials carefully and in their entirety because they contain important information, including the various terms and conditions of the Tender Offer. Stockholders of the Company may obtain a free copy of the Tender Offer statement on Schedule TO, the Offer to Purchase and other documents that the Company is filing with the SEC from the SEC’s website at www.sec.gov. Stockholders also will be able to obtain a copy of these documents, without charge, from Georgeson LLC, the information agent for the Tender Offer, toll free at (800) 733-6198 or Raymond James & Associates, Inc. at (312) 655-2964. Stockholders should carefully read all of these materials prior to making any decision with respect to the Tender Offer. Stockholders and investors who have questions or need assistance may call Georgeson LLC toll free at (800) 733-6198.

About MVB Financial Corp.

MVB Financial Corp., the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.” Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services. Through its subsidiary, MVB Bank, Inc., and its subsidiaries, MVB Community Development Corporation, Chartwell Compliance and Paladin, the Company provides financial services to

Exhibit 99.1
individuals and corporate clients in the Mid-Atlantic region and beyond. Chartwell Compliance is one of the world’s leading specialist firms in state and federal compliance and market entry facilitation for firms entering into or expanding in North America, serving many of the most high-profile providers of the Fintech industry. For more information about MVB, please visit http://ir.mvbbanking.com.

Forward-looking Statements

The Company has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “may,” “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include but are not limited to: the possibility that shareholders will not be receptive to the Tender Offer; the Company’s ability to consummate the Tender Offer or the related financing necessary to generate proceeds to fund the Tender Offer on favorable terms, changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of the Company to consummate the above-described transactions on the terms described above or at all; credit risk; changes in market interest rates; length and severity of the recent COVID-19 (coronavirus) outbreak and its impact on the Company’s business and financial condition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.